EXHIBIT 2.1



                    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of December 14, 2000 (this "Agreement"), between AMERICAN GEOLOGICAL ENTERPRISES, INC., a Utah corporation ("AGE"), and EMTEC, INC., a New Jersey corporation (the "Company").



         The Boards of Directors of AGE and the Company have approved the merger of the Company with and into AGE Acquisition Sub (as defined in Section 7.2 hereof) pursuant to this Agreement ("Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

         It is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         AGE and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                  ARTICLE I. THE MERGER; SURVIVING CORPORATION

         Section 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), AGE Acquisition Sub shall be merged with and into the Company in accordance with the provisions of Section 252 of the Delaware General Corporation Law (the "DGCL") and of Section 14A:10-7 of the New Jersey Business Corporation Act (the "NJBCA") with the effect provided in Sections 259 - 261 of the DGCL and Section 14A:10-6 of the NJBCA, and the separate existence of AGE Acquisition Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as "Surviving Corporation") and shall continue to be governed by the laws of the State of New Jersey.

         Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (a) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of AGE Acquisition Sub and the Company, (b) all obligations belonging to or due each of AGE Acquisition Sub and the Company shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (c) title to any real estate or any interest therein vested in either of AGE Acquisition Sub and the Company shall not revert or in any way be impaired by reason of the Merger, (d) all rights of


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creditors and all liens upon any property of any of AGE  Acquisition Sub and the
Company shall be preserved unimpaired, and (e) the Surviving Corporation shall be liable for all of the obligations of each of AGE Acquisition Sub and the Company and any claim existing, or action or proceeding pending, by or against either of AGE Acquisition Sub and the Company may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

         Section 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as (a) a Certificate of Merger, in the form set forth as Exhibit I hereto, is filed with the Secretary of State of the State of Delaware, and (b) a Certificate of Merger, in the form set forth as
Exhibit II hereto, is filed with the Secretary of State of the State of New Jersey (collectively, the "Merger Filings"). Such filings shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.5.

         Section 1.3. NAME CHANGE. At the Effective Time, AGE shall change its name to "EMTEC, Inc."

         Section 1.4. DISCLOSURE SCHEDULES. Simultaneously with the execution of this Agreement, (a) the Company shall deliver a schedule relating to the Company (the "Company Disclosure Schedule"), and (b) AGE shall deliver a schedule relating to AGE (the "AGE Disclosure Schedule" and collectively, with the Company Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

         Section 1.5. DIRECTORS.

             (a) The directors of AGE immediately prior to the Effective Time (the "Current AGE Directors") other than Milton Fisher shall each resign such position as of the Effective Time.

             (b) From and after the Effective Time and for a period of three (3) years thereafter, at least 20% of the members of Board of Directors of AGE-Del (as defined in Section 7.1 hereof) shall be the designee(s) of Milton Fisher; said designation right may only be exercised by Milton Fisher personally and shall be reasonably acceptable to the other Board Members. The Board of Directors of AGE-Del and the Surviving Corporation shall consist initially of the following individuals:

                       Milton  Fisher    Class  A (three year term)
                       John  Howlett     Class A (three year term)
                       Ronald  Seitz     Class A (three year term)
                       Frank Jerd        Class B (one year term)

         Such individuals shall serve as directors until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-laws, as applicable, of AGE-Del and the Surviving Corporation. .


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         Section 1.6.  OFFICERS.  The  officers of the Company at the  Effective
Time shall, from and after the Effective Time, be the officers of AGE-Del and the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws, as applicable, of AGE-Del and the Surviving Corporation, respectively. The officers of AGE-Del immediately prior to the Effective Time shall each resign such position as of the Effective Time.

                        ARTICLE II. CONVERSION OF SHARES

         Section 2.1. CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

             (a) each common share, without par value, of the Company ("Company Common Stock"), issued and outstanding at the Effective Time (except as provided in Section 2.1(b)), shall be converted, subject to the terms and conditions of this Agreement, without any further action, into the right to receive, and become exchangeable for .9753 shares (the "Exchange Ratio") of Common Stock, $.01 par value, of AGE-Del ("AGE-Del Common Stock"), subject to the payment of cash adjustments in lieu of the issuance of fractional shares as provided in
Section 2.3 of this Agreement; provided, that if, prior to the Effective Time, AGE (or AGE-Del) should split, reclassify or combine any of its Common Stock, $.01 par value ("Pre-Merger AGE Common Stock"), or pay or grant to all stockholders of AGE a stock dividend or other stock distribution in Pre-Merger AGE Common Stock or rights to acquire Pre-Merger AGE Common Stock, or otherwise change Pre-Merger AGE Common Stock into any other securities, then the Exchange Ratio will be appropriately adjusted to reflect such split, reclassification, combination, stock dividend or other distribution;

             (b) each share of Company Common Stock, owned immediately prior to the Effective Time shall be cancelled and shall cease to exist from and after the Effective Time and upon the Effective Time AGE shall own 100 shares of the Company Common Stock and all other Company Common Stock will be cancelled.

             (c) All options to acquire shares of Common Stock of the Company (the "Company Options") that shall be outstanding at the Effective Time, whether or not then exercisable and whether or not then vested, and whether or not granted pursuant to the 1996 Company Stock Option Plan, as amended (the "Company Stock Option Plan") shall be assumed by the Surviving Corporation at the Effective Time in such manner that the Surviving Corporation (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to the Surviving Corporation. Each Company Option assumed by the Surviving Corporation shall be exercisable upon the same terms and conditions as under the Company Stock Option Plan and the applicable stock option agreement issued thereunder, except that (A) each such Company Option shall be exercisable for that whole number of shares of AGE-Del Common Stock (to the nearest whole share) into which the number of shares of Company Common Stock subject to such


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Company Option  immediately prior to the Effective Time would be converted under
Section 2.1(a) and (B) the option price per share of AGE-Del Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). Payment shall be made for fractional shares

             (D) EXCHANGE OF CERTIFICATES. At the Closing each holder of Company Common Stock shall surrender their Company certificates in exchange for a certificate or certificates representing the number of whole shares of AGE-Del Common Stock which such holder is entitled to receive pursuant to Section 2.1 plus cash in lieu of fractional shares, as provided in Section 2.3 hereof. If any certificate for shares of AGE-Del Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of AGE-Del Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

         Section 2.2. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of AGE-Del Common Stock shall be issued in the Merger and no AGE-Del Common Stock dividend, reclassification, stock split or interest shall be paid or have effect with respect to any fractional interest in a share of Common Stock, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of AGE-Del Common Stock upon surrender of the Company Certificates for exchange pursuant to this Article II will be paid an amount in cash therefor (without interest) equal to $1.00 multiplied by the fractional interest of such stockholder in a share of AGE-Del Common Stock. For purposes of determining whether and to what extent a particular stockholder is entitled to receive cash adjustments pursuant to this Section 2.3, shares of record held by such holder and represented by two or more Company Certificates shall be aggregated.

         Section 2.3. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Sonnenschein Nath & Rosenthal ("Sonnenschein"), 1221 Avenue of the Americas, New York, New York 10020, on the third business day following the date on which the last of the conditions set forth in Article VI hereof is fulfilled or waived, or at such other time and place as AGE and the Company shall agree (the date on which the closing occurs being the "Closing Date").

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company hereby represents and warrants to AGE as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Company Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate).



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         Section  3.1.   ORGANIZATION  AND  QUALIFICATION.   The  Company  is  a
corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 3.1 of the Company Disclosure Schedule, and to the Company's knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on the Company. "Material Adverse Effect" means, with respect to the Company or AGE (as applicable), a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it or on its ability to consummate the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date and delivered to AGE, are true and complete copies of these documents as now in effect. The minute books of the Company are accurate in all material respects.

         Section 3.2. CAPITALIZATION. The authorized capital stock of the Company, the classes of capital stock, the number of shares of capital stock of each class or series which are issued and outstanding as of the date hereof, and the par value thereof, are as set forth in Section 3.2 of the Company Disclosure Schedule. As of the Closing Date there will be issued and outstanding 5,464,683 shares of capital stock of the Company. All of such shares of capital stock that are issued and outstanding, and at the Closing Date that will be issued and outstanding, are, and will be, duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of the Company. Other than as set forth in Section
3.2 of the Company Disclosure Schedule, there are no outstanding securities convertible or exchangeable, currently or contingently, into Company Common Stock or any other securities of the Company.

         Section 3.3. SUBSIDIARIES. All of the Company Subsidiaries are listed on Section 3.3 of the Company Disclosure Schedule. As used herein, the term "Company Subsidiary" shall mean any corporation or other entity of which the Company, directly or indirectly, controls or which the Company owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in Section 4.3 of the Company Disclosure Schedule, the Company does not own any capital stock in any other corporation or similar business entity nor is the Company a partner in any partnership or joint venture.


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         Section 3.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

             (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 6.2 below), and to consummate the transactions contemplated hereby. The Company's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Company Stockholders' Approval and the making of the Merger Filings. This Agreement has been duly and validly executed and delivered by the Company, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles (the "Bankruptcy Exception").

             (b) The  Company's  execution and delivery of this  Agreement  does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws,
(ii) subject to making of the Merger Filings and the receipt of the Company Stockholders' Approval and the AGE Stockholders' Approval (as defined in Section
6.3 below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on the Company.

             (c) Except for the making of the Merger Filings, the filing of an application for a certificate of authority to transact business in New Jersey and the filing of any other applications or certificates required to re-register in order to continue to qualify to do business in other jurisdictions in which the Company was doing business as a foreign corporation, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the Company's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on the Company.

         Section 3.5.   CONTRACTS; NO DEFAULT.

             (a) Section 3.5(a) of the Company Disclosure Schedule consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or


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written)  to which the  Company  is a party  that (i)  involve  a receipt  or an expenditure by the Company or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments in excess of $50,000 per year and receipts in excess of $50,000 per year or (B) is not terminable by the Company on notice of thirty (30) days or less without penalty or the Company being liable for damages of $50,000 or more, or (ii) involve an obligation for the performance of services or delivery of goods by the Company that cannot, or in reasonable probability will not, be performed within one year from the date hereof.

             (b) All of the contracts, agreements, commitments and other instruments described in Section 3.5(a) of the Company Disclosure Schedule (individually, a "Contract" and collectively, the "Contracts") are valid and binding upon the Company, and to the knowledge of the Company, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Bankruptcy Exception and neither the Company, nor to the knowledge of the Company, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the knowledge of the Company, no stockholder of the Company has received any payment in violation of law from any contracting party in connection with or as an inducement for causing the Company to enter into any Contract.

         Section 3.6. LITIGATION. Except as set forth in Schedule 3.6 of the Company Disclosure Schedule, there is no (i) claim, action, suit or proceeding pending or, to the Company's knowledge, threatened against or directly relating to the Company before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company or any of its assets was or is a party except, in the case of clauses (i) and
(ii) above, such as would not, individually or in the aggregate, either materially impair or preclude the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on the Company.

         Section 3.7. TAXES. The Company has duly filed with the appropriate governmental agencies all material franchise, income and all other material Tax (as hereinafter defined) returns and reports (Tax returns and reports are hereinafter collectively referred to as "Tax Returns") other than Tax Returns which the failure to file would have no Material Adverse Effect on the Company. All such Returns were, when filed, and to the Company's knowledge are, accurate and completed in all material respects and were prepared in conformity with applicable laws and regulations. The Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and to the Company's knowledge, no claim for assessment or collection of any Tax has been asserted against the Company that has not been paid. There are no Tax liens upon the assets of the Company (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the Company's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to the Company by any governmental authority. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.


                                       9
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         Section 3.8.  EMPLOYEE  BENEFIT  PLANS;  ERISA.  Except as set forth in
Section 3.8 of the Company Disclosure Schedule:

             (a) There are no  "employee  pension  benefit  plans" as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees (or former employees) employed in the United States, maintained or contributed by the Company or any of its ERISA Affiliates (as hereinafter defined), or to which the Company or any of its ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

             (b) The Company has delivered to AGE true and complete copies of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees (or former employees) employed in the United States, maintained or contributed to by the Company ("Welfare Plans"), all multi-employer plans (as defined in Section 3(37) of ERISA) covering employees (or former employees) employed in the United States to which the Company or any of its ERISA Affiliates is required to make contributions or otherwise may have any liability, and, to the extent covering employees (or former employees) employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by the Company.

             (c) The Company, and each of the Welfare Plans, are in material compliance with the applicable provisions of ERISA and other applicable laws.

             (d) There are (i) no investigations pending or, to the knowledge of the Company, threatened by any governmental entity involving the Welfare Plans and (ii) no pending or, to the knowledge of the Company, threatened claims (other than routine claims for benefits), suits or proceedings against any Welfare Plan, against the assets of any of the trusts under any Welfare Plan or against any fiduciary of any Welfare Plan with respect to the operation of such plan or asserting any rights against the assets of any trust under such plan, nor, to the knowledge of the Company, are there any facts which would give rise to any liability.

             (e) Neither the Company nor, to its knowledge, any of its employees or principal shareholders, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on the Company under Section 4975 of the Code or Section 502(i) of ERISA.

             (f) Neither the Company nor any of the ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multi-employer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

             (g) Neither the Company nor any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA.

             (h) None of the Welfare Plans maintained by the Company are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. The Company has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

             (i) No liability under any Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company has received notice that such insurance company is in rehabilitation. The consummation of the Merger will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company.

         Section 3.9. NO VIOLATION OF LAW. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on the Company (collectively, "Permits"). The Company has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material
Adverse Effect on the Company. Section 3.9 of the Company Disclosure Schedule contains a list of Permits.

         Section 3.10. BUSINESS LOCATIONS. The Company owns or leases no real property in any state or country except as set forth in Section 3.10 of the Company Disclosure Schedule. The Company has no executive offices or places of business except as otherwise set forth in the Company Disclosure Schedule.

         Section 3.11. INSURANCE. The Company is covered by insurance policies, or renewals thereof, as identified and described in Section 3.11 of the Company Disclosure Schedule. The Company has not received notice from any insurer or agent of such insurer that material improvements or expenditures will have to be made in order to continue such insurance and, so far as known to the Company, no such improvements or expenditures are required (other than premium payments). To the Company's knowledge, there is no material liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth on the Company Disclosure Schedule.

         Section 3.12. PROPERTIES. Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Company Financial Statements (as defined in Section 3.18) , or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). The Company has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against the Company, and, to the knowledge of the Company, the other parties thereto in accordance with its terms, subject to the Bankruptcy Exception. Neither the Company nor, to the Company's knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Company's knowledge, has any such condemnation, expropriation or taking been proposed. Except as set forth in the Company Disclosure Schedule, none of the material assets of the Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

         Section 3.13. CONDITION OF ASSETS. The material equipment, fixtures and other personal property of the Company are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted.

         Section 3.14.  CUSTOMERS AND SUPPLIERS.  Except as set forth in Section
3.14 of the Company Disclosure Schedule, the Company has no knowledge that, either as a result of the transactions contemplated hereby or for any other reason (inclusive of expiration of a contract upon the passage of time), any customer (which accounted for an aggregate amount of 5% or more of the Company's consolidated gross revenues within the preceding 12 months) or material supplier of the Company will not continue to conduct business with the Company after the Effective Time in substantially the same manner as it has conducted business with the Company in the past.

         Section 3.15. COMPANY INFORMATION. None of the information to be supplied by the Company for inclusion in any statement to be distributed in connection with (i) the Company's meeting of stockholders or (ii) AGE's meeting of stockholders, in either case to vote upon this Agreement and the transactions contemplated hereby (collectively, the "Proxy Statements") will, at the time of the mailing of the Proxy Statements and any amendments or supplements thereto, and at the time of the meetings of each of the stockholders of the Company and of AGE to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 3.16. LABOR MATTERS. The Company is not a party to any union contract or other collective bargaining agreement, other than those set forth in
Section 3.16 of the Company Disclosure Schedule. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company who are not currently organized.

         Section 3.17. EMPLOYEES. Except as set forth in Section 3.17 of the Company Disclosure Schedule, each employee of the Company with access to proprietary information regarding the Company has entered into a confidentiality/assignment of inventions agreement with the Company. To the Company's knowledge, no key employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to the Company's knowledge, any entity affiliated with any past or present officer, director or employee with obligations exceeding $50,000 other than those set forth in
Section 3.17 of the Company Disclosure Schedule and other than those agreements executed by all employees generally.

         Section 3.18. FINANCIAL STATEMENTS. Set forth in Section 3.18 of the Company Disclosure Schedule is a true, correct and complete copy of the following financial statements (collectively, the "Company Financial Statements"): (i) the audited balance sheets (the "Audited Balance Sheets") as of March 31, 2000 and March 31, 1999 and the related statement for the fiscal years then ended, (ii) the unaudited balance sheet of the Company as of September 30, 2000 and the related unaudited income statement for the year then ended. The Financial Statements present fairly, in all material respects, the financial position and results of operations of the Company as of the respective dates, years and periods indicated, prepared in accordance with GAAP consistently applied (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Section 3.18 of the Company Disclosure Schedule, as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements, there was no material debt, liability or obligation of any nature not reflected or reserved against in the Company Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of the Company, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. Except as disclosed therein or in Section 4.17 of the Company Disclosure Schedule or as incurred in the ordinary course of business since March 31, 2000, the Company has no known material contingent liabilities (including liabilities for Taxes). Except as disclosed in the Company Disclosure Schedule, the Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

         Section 3.19. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.19 of the Company Disclosure Schedule, since March 31, 2000, there has not been:

              (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Company;

              (b) any material damage, destruction or loss of any material properties of the Company, whether or not covered by insurance;

              (c) any material change in the manner in which the business of the Company has been conducted;

              (d) any material change in the treatment and protection of trade secrets or other confidential information of the Company; and

              (e) any occurrence not included in paragraphs (a) through (d) of this Section 3.18 which has resulted, or which the Company has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on the Company.

         Section 3.20.  INTELLECTUAL PROPERTY; SOFTWARE.

              (a) Section 3.20(a) of the Company Disclosure  Schedule sets forth a complete and correct list in all material respects of all patents, trademarks, tradenames, service marks, service names, brand names and copyright registrations, and applications therefor, applicable to or used in the business of the Company, together with a complete list of all licenses granted by or to the Company with respect to any of the above. All such patents, trademarks, tradenames, service marks, service names, brand names and copyrights are owned by the Company, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever, or are used by the Company pursuant to valid licenses. Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, the Company is not currently in receipt of any notice of any violation or infringement of, and the Company is not knowingly violating or infringing in any material respect, the rights of others in any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

              (b) Except as set forth on Schedule 3.20(b)(i) of the Company Disclosure Schedule, the Company, has title to all material computer software owned by the Company (other than "off-the-shelf" software not customized for its use ("Owned Software")) free and clear of all liens, claims, security interests and encumbrances whatsoever or, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, documentation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth in Section 3.20(b)(i) or (ii) of the Company Disclosure Schedule, the Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. The source code of any Owned Software has not been published or knowingly disclosed to any other parties, except as set forth on Section 3.20(b)(i) of the Company Disclosure Schedule, and except pursuant to contracts requiring such other parties to keep the source code of any Owned Software confidential. As of the date hereof, to the Company's knowledge, no such other party has breached any such obligation of confidentiality.

              (c) Section 3.20(b)(ii) of the Company Disclosure Schedule also sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by the Company with respect to all material software (other than "off-the-shelf" software that has not been customized for its use) under which the Company is a licensee, lessee or otherwise has obtained the right to use software and the Company pays a royalty for the use of such software (the "Licensed Software"). The Company, as applicable, has the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in Section 3.20(b)(ii) of the Company Disclosure Schedule or in the agreements referenced therein. The Company is in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Section 3.20(b)(ii) of the Company Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. The Company has not published or knowingly disclosed any Licensed Software to any other party except, in the case of Licensed Software which the Company leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. As of the date hereof, to the Company's knowledge, no party to whom the Company has disclosed Licensed Software has breached such obligation of confidentiality.

              (d) The Owned Software and Licensed Software constitute all software used in the business of the Company (collectively, the "Company Software"). Subject to obtaining the Required Approvals, the transactions contemplated herein will not cause a breach or default under any license, leases or similar agreements relating to the Company Software or impair the ability of AGE and the Company to use the Company Software subsequent to the Effective Time in the same manner as the Company Software is currently used by the Company. Except as set forth in Section 3.20(a), the Company is not knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to the Company Software, and, to the Company's knowledge no other person or entity is infringing any intellectual property rights of the Company with respect to the Company Software.

         Section 3.21. COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES. There is set forth in Section 3.21 of the Company Disclosure Schedule a true and complete list showing (a) the names of all directors and officers of the Company; (b) the names of all salaried persons whose aggregate compensation for purposes of tax reporting from the Company in the fiscal year ended March 31, 2000 was, or in the fiscal year ending March 31, 2001 is expected to be, $100,000 or more per year, together with a statement of the full amount expected to be paid to each such person for services in all capacities to be rendered in the year ending March 31, 2001, separately including the amounts paid or payable, or expected to be paid or payable, under bonus or incentive arrangements, if any; and (c) the names and titles of all salespersons whose aggregate compensation for purposes of tax reporting from the Company in the fiscal year ended March 31, 2000 was, or in the fiscal year ending March 31, 2001 is expected to be, $100,000 or more per year, together with a statement of the base salary, the commission and any amount or amounts under bonus or other incentive arrangements, expected to be paid to each such person in the fiscal year ending March 31, 2001.

         Section 3.22. BOOKS, RECORDS AND ACCOUNTS. The Company's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 3.23. BROKERS AND FINDERS. Except for up to 370,500 shares of AGE-Del Common Stock issuable to Colebrooke Capital, Inc. or another recognized investment banking firm upon the Closing, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

         Section 3.24. NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by the Company to AGE in this Agreement, the Company Disclosure Schedule or in any certificate of a Company officer required to be delivered to AGE pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

         Section 3.25. SECURITIES LAWS AND RESTRICTIVE LEGENDS. The Company understands that all shares of AGE-Del Common Stock to be issued pursuant to this Agreement, at the time of issuance, will not be registered under the Securities Act of 1933, as amended (the "Securities Act", and neither such shares nor any interest therein may be sold, assigned, transferred or otherwise disposed of unless they are registered or are disposed of in a transaction that is exempt from such registration. The Company understands that any issuance of AGE-Del Common Stock to its stockholders will be conditioned upon compliance with the provisions of Section 4(2) of the Act, and/or Regulation D promulgated thereunder, or another available exemption from registration. The Company acknowledges that each of its stockholders will need to represent that he is acquiring shares of AGE-Del Common Stock for his own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state. The Company agrees that, so long as required by law, such shares shall be subject to the following restrictions and certificates evidencing such securities and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER REASONABLY REQUESTS)."

               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF AGE

         AGE hereby represents and warrants to the Company as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached AGE Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate):

         Section 4.1. ORGANIZATION AND QUALIFICATION.

             (a) AGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. AGE has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 4.1 of the AGE Disclosure Schedule, and to AGE's knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by the AGE or the nature of the business conducted by AGE makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on AGE. The copies of the Certificate of Incorporation and By-laws of AGE, as amended to date and delivered to Company, are true and complete copies of these documents as now in effect. The minute books of AGE are accurate in all material respects.

             (b) When formed, each of AGE Acquisition Sub and AGE Reincorp Sub (as defined in Section 7.1 below) will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and will have the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

             (c) Each of the directors of AGE (other than Milton Fisher) and each of the officers of AGE shall have tendered his/her written resignations to the Board of AGE prior to the Closing, which will hold same in escrow (unaccepted) pending the Effective Time, at which time said resignations will be delivered and accepted by the newly constituted Board of AGE-Del.

         Section 4.2.   CAPITALIZATION.

             (a) The authorized capital stock of AGE consists of 2,500,000 Shares of Pre-Merger AGE Common Stock, of which 1,380,997 shares are issued and outstanding. Immediately preceding the Closing there will be issued and outstanding only 1,380,997 shares of Pre-Merger AGE Common Stock. All of the outstanding securities of AGE that are issued and outstanding, and at the Closing Date will be issued and outstanding, are, and will be, duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. The AGE-Del Common Stock to be delivered to the Company's shareholders upon effectiveness of the Merger, will be duly authorized, validly issued, fully paid and non-assessable. All of the outstanding securities of AGE were issued in compliance with all applicable securities laws. No shares of capital stock are held in the treasury of AGE. Other than as stated in Section 4.2 of the AGE Disclosure Schedule, there are no outstanding subscriptions, options, warrants, rights, calls or other commitments or agreements to which AGE is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of AGE. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of Pre-Merger AGE Common Stock or other securities of AGE.

             (b) AGE Reincorp Sub was formed (or will be formed) by AGE solely for the purpose of the Reincorporation contemplated in Section 7.1 below. AGE Acquisition Sub was formed (or will be formed) by AGE solely for the purpose of being merged with the Company as contemplated in Section 7.2 below. As of the date hereof and the date of the Reincorporation, 100% of the capital stock of AGE Reincorp Sub is and will be owned directly by AGE. As of the Effective Time 100% of the capital stock of AGE Acquisition Sub is and will be owned directly by AGE-Del. Further, as of the date hereof there are not, and as of the date of Reincorporation and the Effective Time there will not be, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to which either AGE Reincorp Sub or AGE Acquisition Sub is a party, or by which either AGE Reincorp Sub or AGE Acquisition Sub may be bound, requiring either to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of either AGE Reincorp Sub or AGE Acquisition Sub.

             (c) As of the Effective Time, each of the officers, directors and principal stockholders of AGE (the "Affiliated Stockholders") will have delivered  to AGE  option  agreements,  substantially  in the form set  forth in
Exhibit III hereto, granting the designees of Colebrooke Capital, Inc. the option for a period of 150 days from the Closing to purchase 50% of his beneficially owned shares of AGE-Del Common Stock at a price of $2.75 per share, representing in the aggregate, 209,541 shares, and placing the certificates representing such shares in escrow with AGE's counsel pending turnover to the Company's counsel on the Closing Date.

         Section 4.3. SUBSIDIARIES. Other than its wholly owned subsidiaries, AGE Acquisition Sub, and AGE Reincorp Sub, AGE does not and will not own any capital stock or other voting interests in any corporation or other entity. As of the date hereof and the date of the Reincorporation, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby, neither AGE Acquisition Sub nor AGE
Reincorp Sub has or will have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements, instruments, commitments, or other arrangements with any person or entity.

         Section 4.4.  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

             (a) AGE has full corporate power and authority to enter into this Agreement and, subject to the AGE Stockholders' Approval, and the making of the Merger Filings, to consummate the transactions contemplated hereby. AGE's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby , have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the AGE Stockholders' Approval, and the making of the Merger Filings. This Agreement has been duly and validly executed and delivered by it, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Bankruptcy Exception.

             (b) AGE's execution and delivery of this Agreement does not and will not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws,
(ii) subject to the making of the Merger Filings and the receipt of the Company Stockholders' Approval and the AGE Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on AGE.

             (c) Except for the making of the Merger Filings, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for AGE's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on AGE.

         Section 4.5. CONTRACTS; NO DEFAULT. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral connected with or relating in any respect to the present operations of AGE (except employment or other agreements terminable at will) are, with the exception of this Agreement, described in AGE's SEC Reports (as defined in Section 4.15) and listed as exhibits thereto (the "AGE Contracts"). To AGE's knowledge, the AGE Contracts are valid, binding and enforceable by AGE against the other parties thereto in accordance with their terms, subject to the Bankruptcy Exception. Neither AGE nor, to AGE's knowledge, any of the other parties thereto is in material default or breach of any provision of the AGE Contracts. To the knowledge of AGE, no stockholder, director or officer of AGE has received any payment in violation of law from any contracting party in connection with or as an inducement for causing AGE to enter into any Contract. All of Roosevelt Hot Springs Corp.'s right, title and interest in that certain Geothermal Steam Prepurchase Agreement, dated and effective January 22, 1991, by and between Roosevelt Hot Springs Corp. and Graywes Resources, Inc. and Pacificorp., is now held by AGE free and clear of all liens and encumbrances.

         Section 4.6. LITIGATION. Except as set forth in Schedule 4.6 of the AGE Disclosure Schedule there is no (i) claim, action, suit or proceeding pending or, to AGE's knowledge, threatened against or directly relating to AGE before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which AGE or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude AGE's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on AGE. Set forth in
Schedule 4.6 of the AGE Disclosure Schedule is a list of each claim, action, suit or proceeding brought against (or derivatively in the name of) AGE within the last 10 years.

         Section 4.7. TAXES. AGE has duly filed all Tax Returns required to be filed by it other than Tax Returns which the failure to file would have no Material Adverse Effect on AGE. All such Tax Returns were, when filed, and to AGE's knowledge are, accurate and completed in all material respects and were prepared in conformity with applicable laws and regulations. AGE has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. AGE is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to AGE's knowledge, no claim for assessment or collection of any Tax has been asserted against AGE that has not been paid. There are no Tax liens upon the assets of AGE (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to AGE's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to AGE by any governmental authority.

         Section 4.8. EMPLOYEE PLANS. AGE has no employee benefit plans as defined in Section 3(3) of ERISA.

         Section 4.9. NO VIOLATION OF LAW. Except as set forth in Section 4.9 of the AGE Disclosure Schedule, AGE is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on AGE. AGE has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on AGE. AGE has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on AGE (collectively, "Permits"). AGE (a) has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and (b) is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on AGE. Section 4.9 of the AGE Disclosure Schedule contains a list of Permits.

         Section 4.10. BUSINESS LOCATIONS. AGE owns or leases no real property in any state or country except as set forth in Section 4.10 of the AGE Disclosure Schedule. AGE has no executive offices or places of business except as otherwise set forth in the AGE Disclosure Schedule.

         Section 4.11. PROPERTIES. Except as set forth in Section 4.11 of the AGE Disclosure Schedule, AGE has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of AGE Financial Statements (as defined in Section 4.14) or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). AGE has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against AGE, and, to the knowledge of AGE, the other parties thereto in accordance with its terms, subject to the Bankruptcy Exception. AGE nor, to AGE's knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of AGE is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of AGE, has any such condemnation, expropriation or taking been proposed. Except as set forth in AGE Disclosure Schedule, none of the material assets of AGE is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

         Section 4.12. LABOR MATTERS. AGE is not a party to any union contract or other collective bargaining agreement, other than those set forth in Section
4.12 of AGE Disclosure Schedule. AGE is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and AGE is not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the knowledge of AGE, any labor strike or stoppage threatened) against or affecting AGE. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of AGE who are not currently organized.

         Section 4.13. EMPLOYEES. Other than those listed in Section 4.13 of the AGE Disclosure Schedule, AGE has no employees. AGE is not a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to AGE's knowledge, any entity affiliated with any past or present officer, director or employee with obligations exceeding $50,000 other than those set forth in Section 4.13 of AGE Disclosure Schedule and other than those agreements executed by all employees generally, copies of which general agreements have heretofore been delivered to the Company.

         Section 4.14. FINANCIAL STATEMENTS. The financial statements of AGE (collectively, the AGE Financial Statements") included in AGE's SEC Reports (as defined in Section 4.15) present fairly, in all material respects, the financial position and results of operations of AGE as of the respective dates years and periods indicated, prepared in accordance with GAAP and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Section 4.14 of the AGE Disclosure Schedule, there is no basis for any assertion against AGE as of the date of the most recent balance sheet comprising a portion of the AGE Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the AGE Financial Statements or in the notes thereto; and
(ii) there are no assets of AGE, the value of which (in the reasonable judgment of AGE) is materially overstated in the AGE Financial Statements. Except as disclosed therein or in the AGE Disclosure Schedule or as incurred in the ordinary course of business since December 31, 1999, AGE has no known material contingent liabilities (including liabilities for Taxes). AGE is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

         Section 4.15. AGE'S SEC REPORTS. Except as set forth in Section 4.15 of the AGE Disclosure Schedule, since its inception, AGE has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including but not limited to reports on Form 10-K and Form 10-Q, and AGE will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including its Form 8-A, filed or to be filed with the SEC, including AGE's initial registration statement relating to the Surviving Corporation Common Stock, are collectively referred to as "AGE's SEC Reports"). As of their respective dates, AGE's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. AGE has provided to the Company a true and complete copy of all of AGE's SEC Reports filed on or prior to the date hereof, and will promptly provide to the Company a true and complete copy of any such reports filed after the date hereof and prior to the Closing Date.

         Section 4.16. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 4.16 of the AGE Disclosure Schedule, since December 31, 1999 there has not been:

             (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of AGE;

             (b) any material damage, destruction or loss of any material properties of AGE;

             (c) any material change in the manner in which the business of AGE, has been conducted;

             (d) any material change in the treatment and protection of trade secrets or other confidential information of AGE; and

             (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which AGE has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on AGE.

         Section 4.17. BOOKS, RECORDS AND ACCOUNTS. AGE's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by AGE, and the system of internal accounting controls of AGE is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 4.18. BROKERS AND FINDERS. Except for 50,000 shares of AGE-Del Common Stock issuable to A.D. Gilhart upon the Closing, AGE has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

         Section 4.19. NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by AGE to the Company in this Agreement, the AGE Disclosure Schedule or in any certificate of a AGE officer required to be delivered to the Company pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

               ARTICLE V. CONDUCT OF BUSINESS PENDING THE MERGER

         Section 5.1. CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. Each of AGE and the Company hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as otherwise expressly contemplated by this Agreement or as otherwise specifically consented to in writing by the other party:

             (a) It shall conduct its business in the ordinary and usual course of business and consistent with past practice; AGE acknowledges that, prior to the Closing, the Company intends to pay as bonuses to certain individuals the proceeds from the Condor lawsuit.

             (b) It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses,
(iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

             (c) It shall not issue, sell, pledge or dispose of, or agree to issue, sell pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however that it (i) may issue shares upon exercise of outstanding options, warrants or stock purchase rights and (ii) (in the case of the Company) grant options, warrants and stock purchase rights, and issue shares upon exercises thereof, in accordance with past practices in numbers and exercise prices consistent therewith;

             (d) It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, (iii) take or fail to take any action which action or failure to take action would cause it or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any material assets (except in the ordinary course of business) or businesses, (v) sell any material assets (except in the ordinary course of business) or businesses, or (vi) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

             (e) It shall use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement; and

             (f)  It  shall  confer  on  a  regular   basis  with  one  or  more
representatives of the other to report on material operational matters and the general status of ongoing operations.

         Section 5.2.  NO SOLICITATION.

             (a) The Company agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, the Company shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving the Company, acquisition of all or any substantial portion of the assets or capital stock of the Company or of the assets of any division of the Company, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "Company Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than AGE or its affiliates) with respect to any Company Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement, or contemplated to be a material part thereof. The Company shall advise AGE in writing of any bona fide inquiries or proposals relating to any Company Acquisition Transaction, within one business day following the Company's receipt of any such inquiry or proposal. The Company shall also promptly advise any person seeking a Company Acquisition Transaction that it is bound by the provisions of this Section.

             (b) AGE agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, AGE shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving AGE (except for the Reincorporation), acquisition of all or any substantial portion of the assets or capital stock of AGE or of the assets of any division of AGE, or inquiries or proposals or which may reasonably be expected to lead to, any of the foregoing (an "AGE Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than the Company or its affiliates) with respect to any AGE Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement, or contemplated to be a material part thereof. AGE shall advise the Company in writing of any bona fide inquiries or proposals relating to a AGE Acquisition Transaction, within one business day following AGE's receipt of any such inquiry or proposal. AGE shall also promptly advise any person seeking a AGE Acquisition Transaction that it is bound by the provisions of this Section.

                       ARTICLE VI. ADDITIONAL AGREEMENTS

         Section 6.1. ACCESS TO INFORMATION. Each of AGE and the Company shall afford to the other and the other's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly such information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that, no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to AGE or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that AGE and the Company may disclose such information as may be necessary in connection with seeking the AGE Stockholders' Approval, and the Company Stockholders' Approval. The Company shall promptly advise AGE, and AGE shall promptly advise the Company, in writing, of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Material Adverse Effect on the Company or AGE, as applicable.

         Section 6.2. COMPANY STOCKHOLDERS' APPROVAL. The Company shall use its reasonable efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date hereof. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company's Board of Directors shall recommend to the holders of Company Common Stock approval of this Agreement and the transactions contemplated by this Agreement.

         Section 6.3. AGE'S STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, Age shall use its reasonable efforts to obtain stockholder approval and adoption (the "AGE Stockholders' Approval") of (a) the Reincorporation and (b) this Agreement and the transactions contemplated hereby. Subject to its fiduciary duties to AGE's stockholders, the AGE Board of Directors shall recommend to the holders of Pre-Merger AGE Common Stock approval of the aforementioned proposals.

         Section 6.4. AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the making of the Merger Filings, the Company Stockholders' Approval and the AGE Stockholders' Approval; and provided that nothing in this Section 6.4 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

         Section 6.5. PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

         Section 6.6. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, and in any event immediately prior to the Effective Time, each of AGE and the Company shall promptly supplement or amend its Disclosure
Schedule with respect to any matter hereafter arising that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VIII hereof shall be deemed not to have been satisfied.

         Section 6.7. BULLETIN BOARD. As soon as practicable after the Effective Time, the Surviving Corporation shall use its reasonable efforts to effect authorization for quotation on the NASDAQ Electronic Bulletin Board of the shares of AGE-Del Common Stock.

         Section 6.8. CONTRIBUTING DIRECTOR AND OFFICER INDEMNIFICATION. The Surviving Corporation shall indemnify, hold harmless and reimburse expenses (including in advance), for a period of six years following the Effective Time (the "Indemnification Period"), the directors and officers of AGE from and against any and all liabilities, fines, penalties, losses, costs and expenses that any such director or officer may incur by reason of his service as a director or officer of AGE prior to the Effective Time including with respect to this Agreement and the transactions contemplated hereby to the same extent as AGE shall have agreed to indemnify, and reimburse expenses of, such directors and officers as of the date of this Agreement pursuant to AGE's Bylaws or otherwise.

              ARTICLE VII. ACTION TO BE TAKEN PRIOR TO THE MERGER

         Section 7.1. REINCORPORATION OF AGE AND AMENDMENT OF ITS CERTIFICATE OF INCORPORATION. Prior to the consummation of the Merger and subject to the receipt of the AGE Stockholders' Approval, AGE will be reincorporated as a Delaware corporation (the "Reincorporation") by virtue of a merger into its wholly owned subsidiary, AGE Reincorporation-Del., Inc. ("AGE Reincorp Sub"), a Delaware corporation, as authorized by the applicable provision of the DGCL and of the Utah Business Corporation Law.. Immediately following the merger of AGE into AGE Reincorp Sub. (the surviving corporation of said merger shall be referred to herein as "AGE-Del"), AGE-Del will have 25,000,000 shares of authorized common stock of which 1,380,997 will be issued and outstanding . The certificate of incorporation and by-laws of AGE Reincorp Sub (and of AGE-Del) will be as annexed hereto as Exhibit IV hereto.

         Section 7.2. FORMATION OF AGE ACQUISITION SUB. Immediately following the merger of AGE into AGE Reincorp Sub but prior to the consummation of the Merger and subject to the receipt of the AGE Stockholders' Approval, AGE-Del will form a new wholly owned subsidiary, AGE Acquisition Corp. ("AGE Acquisition Sub"), a Delaware corporation. AGE Acquisition Corp. will merge with and into the Company.

         Section 7.3. AMENDMENT OF CERTIFICATE. Simultaneously with the Merger, the certificate of incorporation of the Surviving Corporation will be amended as set forth in Exhibit V hereto.

         Section 7.4. AGE'S DELIVERIES. Prior to the Effective Time, AGE will cause all of its current officers and directors, other than Milton Fisher, to deliver their resignations, as required by Section 4.1(c) hereof, and will cause the Affiliated Shareholders to deliver the Option Agreements, as required by
Section 8.2(f) hereof.

                            ARTICLE VIII. CONDITIONS

         Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) The Company shall have obtained the Company Stockholders' Approval;

             (b) AGE shall have obtained the AGE Stockholders' Approval;

             (c) In a private transaction to be closed immediately prior to the Merger, AGE shall have issued at least 300,000 but not more than 750,000 shares of its Common Stock for $1.25 per share.

             (d) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

             (e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger, and

             (f) All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby (including without limitation acceptance by the respective state offices of the Merger Filings) shall have been obtained and be in effect at the Effective Time without any material limitations or conditions.

             (g) The holders of no more than five percent (5%) of the outstanding shares of the Company Common Stock shall have demanded appraisal for such shares in accordance with the applicable provisions of the NJBCA ;

             (h) With respect to the Reincorporation of Age, the holders of no more than five percent (5%) of the outstanding shares of Age Common Stock, none of whom shall be Affiliated Stockholders, shall have demanded appraisal for such shares in accordance with the applicable provisions of the Utah Business Corporation Act.

         Section 8.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

             (a) AGE shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of AGE contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and the Company shall have received a certificate of the President of AGE to that effect;

             (b) The Company shall have received an opinion from Sonnenschein, dated the Closing Date, in a form to be mutually agreed upon prior to the Closing;

             (c) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to AGE, the likelihood of which was not previously disclosed to the Company by AGE;

             (d) AGE shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 8.2;

             (e) At the Effective Time, AGE, after giving effect to its receipt of the proceeds of the sale of its Common Stock contemplated by Section 8.1(c), will have at least $1,675,000 in cash or cash equivalents before giving effect to the payment or accrual on or prior to the Effective Time of up to $70,000 of expenses incurred by AGE, which may include, but not be limited to, the fees and expenses of AGE's attorneys and accountants, in connection with the transactions contemplated by this Agreement).

             (f) Each of the Affiliated Stockholders shall have delivered to AGE option agreements, substantially in the form set forth in Exhibit III hereto, granting the designees of Colebrooke Capital, Inc. the option for a period of 150 days from the Closing to purchase 50% of his beneficially owned shares of AGE-Del Common Stock at a price of $2.75 per share, representing in the aggregate, 209,541 shares, and AGE's counsel shall have turned over to the Surviving Corporation's counsel the certificates representing such shares to be held in escrow by the Company's counsel pending exercise of said options.

             (g) Each current director of AGE-Del and the AGE Acquisition Sub, other than Milton Fisher, shall have resigned and each current officer of AGE-Del and AGE Acquisition Sub shall have resigned. The vacancies on AGE-Del's and AGE Acquisition Sub's Boards of Directors shall have been filled with the individuals listed in Section 1.5(b) hereof.

             (h) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to the Company by or on behalf of AGE pursuant to this Agreement shall be reasonably satisfactory to the Company and its counsel.

             (i) The Reincorporation shall have been consummated.

         Section 8.3. CONDITIONS TO OBLIGATIONS OF AGE TO EFFECT THE MERGER. Unless waived by AGE, the obligations of AGE to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

             (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and AGE shall have received a Certificate of the President of the Company to that effect;

             (b) AGE shall have received an opinion from Goldberg Mufson & Spar, P.A. dated the Closing Date, in a form to be mutually agreed upon prior to the Closing;

             (c) The Company shall have furnished to AGE such additional certificates, opinions and other documents as AGE may have reasonably requested as to any of the conditions set forth in this Section 8.3;

             (d) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to the AGE by the Company;

             (e) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to AGE by or on behalf of the Company pursuant to this Agreement shall be reasonably satisfactory to AGE and its counsel.

            ARTICLE IX. TERMINATION, REMEDIES; AMENDMENT AND WAIVER

         Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company and/or AGE by mutual consent in writing of AGE and the Company;

             (a) (i) unilaterally upon written notice by AGE to the Company upon the occurrence of a Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to AGE in writing by the Company prior to the date of this Agreement, (a "Company Adverse Change");(ii) unilaterally upon written notice by the Company to AGE upon the occurrence of a Material Adverse Effect with respect to AGE, the likelihood of which was not previously disclosed to the Company in writing by AGE prior to the date of this Agreement, (an "AGE Adverse Change");(iii) unilaterally upon written notice by AGE to the Company in the event of the Company's material breach when made of any material representation or warranty of the Company contained in this Agreement, or the Company's willful failure to comply with or satisfy any material covenant or condition of Company contained in this Agreement, or if the Company fails to obtain the Company Stockholders' Approval;(iv) unilaterally upon written notice by the Company to AGE in the event of AGE's material breach when made of any material representation or warranty contained in this Agreement, or AGE's willful failure to comply with or satisfy any material covenant or condition of AGE contained in this Agreement, or if AGE fails to obtain the AGE Stockholders' Approval;

             (b) unilaterally upon written notice by either AGE or the Company to the other if the Merger is not consummated for any reason not specified or referred to in the preceding provisions of this Section 9.1 by the close of business on January 31, 2001.

         Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either AGE or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either the Company or AGE (except as set forth in the penultimate sentence of Section 6.1 (with respect to confidential and non-public information), and Section 9.6, which shall survive such termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement, including, without limitation, any liability as set forth in Section
9.3 below.

         Section 9.3. LIABILITY UPON DEFAULT. If a party shall default in the performance of its obligations under this Agreement in any material respect or if, as a result of the party's breach of its obligations pursuant to this Agreement, the conditions precedent to the other party's obligation to close specified in Article VIII are not satisfied, and the other party shall not then be in default in the performance of its obligations hereunder in any material respect the non-defaulting party, in addition to its right to terminate under
Section 9.1, shall be entitled, as its sole remedy, (a) to recover all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including but not limited to, attorneys and other professional fees (notwithstanding the provisions of Section 9.6 hereof) and (b) to receive the sum of $250,000, as liquidated damages, in which event the parties shall be discharged from all further liability under this Agreement upon payment of such liquidated damages to the non-defaulting party. The parties agree in advance that actual damages would be difficult to ascertain and that the amount of such liquidated damages is a fair and equitable amount to reimburse the non-defaulting party for damages sustained due to a default under this Agreement.

         Section 9.4. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

         Section 9.5. WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 9.6. EXPENSES. Whether or not the Merger is consummated (but except as provided in Section 9.3 hereof), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                         ARTICLE X. GENERAL PROVISIONS

         Section 10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, obligations, agreements, and promises of the parties contained in this Agreement and in any schedule, certificate, or other document delivered pursuant to this Agreement, other than those that by their terms are to be performed or otherwise are to apply after the Effective Time, shall terminate as of, and shall not survive, the Effective Time.

         Section 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (i) if delivered personally (effective upon delivery), mailed by registered or certified mail (return receipt requested) (effective three business days after mailing), (ii) sent by a reputable overnight courier service for next business day delivery (effective the next business day) or (iii) sent via facsimile (effective upon receipt of the facsimile in complete, readable form) with a copy sent by reputable overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      If to AGE  to:

         American Geological Enterprises, Inc.
         143 South Main Street
         Suite 400
         Salt Lake City, Utah 84111
         Attention: Dominic Welch, President
         FAX:  (801) 257-8515

         with a copy to:

         Sonnenschein Nath & Rosenthal
         1221 Avenue of the Americas
         New York, New York 10020
         Attention: Ira I. Roxland, Esq.
         FAX: (212) 768-6800

(b)      If to the Company, to:

         EMTEC, Inc.
         817 East Gate Drive
         Mt. Laurel, New Jersey 09054
         Attention: John Howlett, Chief Executive Officer
         FAX:  (856) 235-1666

         with a copy to:

         Goldberg Mufson & Spar, P.A.
         200 Executive Drive - Suite 355
         West Orange, New Jersey 07052
         Attention: Michael Spar, Esq.
         FAX: (973) 736-0961

         Section 10.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.4. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, and any attempt to do so shall be void.

         Section 10.5. GOVERNING LAW. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of New Jersey, without giving effect to the provisions thereof relating to conflicts of law.

         Section 10.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

         Section 10.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.8. CAPTIONS. The captions of sections and subsections of this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

         Section 10.9. HEADINGS; INTERPRETATION; SCHEDULES AND EXHIBITS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. References to Sections or Articles, unless otherwise indicated, are references to Sections and Articles of this Agreement. The word "including" means including without limitation. Words (including defined terms) in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement unless otherwise specified.

         IN WITNESS WHEREOF, AGE and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          AMERICAN GEOLOGICAL ENTERPRISES, INC.


                                          By:  \s\ Dominic Welch
                                               ---------------------------------
                                               Name:  Dominic Welch
                                               Title:  President


                                          EMTEC, INC.


                                          By:  \s\John P. Howlett
                                               ---------------------------------
                                               Name:  John  P. Howlett
                                               Title:  Chief Executive Officer